ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and assumption AGREEMENT (this “Agreement”) is made as of May 1, 2014, by and among Schuler Family Foundation (the “Foundation”), Jack Schuler, Trustee of the Jack W. Schuler Living Trust (the “Trustee”) (the Foundation and Trustee, collectively, the “Assignors” and each an “Assignor”),Oracle Institutional Partners, L.P., a Delaware limited partnership (“Oracle Institutional”),Oracle Partners, L.P., a Delaware limited partnership (“Oracle Partners”) (Oracle Institutional and Oracle Partners, collectively, the “Assignees” and each an “Assignee”), and Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company distributed, at no charge, to each holder of record of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) on March 14, 2014, non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “Rights Offering”) at a subscription price of $16.80 per share (the “Subscription Price”);

WHEREAS, in order to facilitate the Rights Offering, the Company and the Assignors previously entered into that certain Standby Purchase Agreement, dated March 10, 2014, attached hereto as Exhibit A (the “Standby Purchase Agreement”), pursuant to which the Assignors agreed and committed to purchase, at the Subscription Price, any shares of Common Stock that were not exercised pursuant to the Rights distributed in in the Rights Offering;

WHEREAS, 1,160,691 shares of Common Stock were not exercised pursuant to the Rights distributed in the Rights Offering (the “Unsubscribed Shares”);

WHEREAS, each Assignor has a joint and several obligation to purchase, at the Subscription Price, the Unsubscribed Shares from the Company;

WHEREAS, pursuant Section 14(d) of the Standby Purchase Agreement, each Assignor desires to assign and transfer its respective rights, responsibilities, liabilities and obligations under the Standby Purchase Agreement to purchase a total of 297,619 Unsubscribed Shares (the “Shares”) to the Assignees in the amounts set forth opposite each such Assignee’s name on Schedule I, and each Assignee desires to accept and assume such rights, responsibilities, liabilities and obligations; and

WHEREAS, the Company desires to agree to the assignment described above, subject to the Assignees’ agreement to assume all of the Assignors’ rights, responsibilities, liabilities and obligations under the Standby Purchase Agreement to purchase the Shares.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Incorporation of Recitals. The Recitals set forth above constitute an integral part of this Agreement and are hereby incorporated by reference as if fully set forth in the body of this Agreement.

2.                  Assignment of Rights Under the Standby Purchase Agreement. Each Assignor hereby assigns and transfers its respective rights, responsibilities, liabilities and obligations under the Standby Purchase Agreement to purchase the Shares at the Subscription Price to the Assignees in the amounts set forth opposite each such Assignee’s name on Schedule I.

3.                  Assumption of Rights and Obligations Under the Standby Purchase Agreement. Each Assignee hereby accepts and assumes all of the Assignors’ rights, responsibilities, liabilities and obligations under the Standby Purchase Agreement to purchase the number of Shares set forth opposite such Assignee’s name on Schedule I at the Subscription Price. Each Assignee further agrees to be bound by all of the terms and conditions of the Standby Purchase Agreement as if such Assignee had directly entered into the Standby Purchase Agreement in the first instance as a “Standby Purchaser”; provided, however, that such Assignee shall have no rights, responsibilities, liabilities and/or obligations to purchase any shares of Common Stock in addition to the number of Shares set forth opposite such Assignee’s name on Schedule I.

4.                  No Other Amendments or Modifications; Consent of Company. Except for the assignments and assumptions of rights, responsibilities, liabilities and obligations under and in connection with the Standby Purchase Agreement expressly provided for in this Agreement, the Standby Purchase Agreement remains in full force and effect and is not terminated, amended or modified in any way in connection with the parties’ entry into this Agreement. Neither this Agreement nor the Standby Purchase Agreement shall be changed, modified or amended except by a writing signed by the parties hereto. The Company hereby consents to the assignment and assumption provided for herein.

5.                  Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Accelerate Diagnostics, Inc.

3950 South Country Club, Suite 470

Tucson, Arizona 85714

Attention: Chief Financial Officer

Fax: (520) 269-6580

With a copy (which shall not constitute notice to the Company) to:

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, Arizona 85004

Attention: Daniel M. Mahoney

Fax: (602) 382-6070

If to the Assignors or the Assignees, as provided on the signature page hereto;

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 5.

6.                  Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

7.                  Choice of Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware.

8.                  Independent Counsel. After negotiations between the parties, this Agreement was prepared by Snell & Wilmer L.L.P, as legal counsel to the Company. Snell & Wilmer L.L.P. has not acted as legal counsel to any Assignors or Assignees, individually or collectively, in connection with the negotiation of or the transactions contemplated by this Agreement. Each Assignor and each Assignee hereby acknowledges that it has had the opportunity to review this Agreement with its own legal counsel.

9.                  Costs and Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

10.              Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or electronic (.pdf) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.

COMPANY:

Accelerate Diagnostics, Inc.

By: /s/ Steve Reichling________________

Name: Steve Reichling

Title: Chief Financial Officer

SSIGNORS:		ASSIGNEE:

Schuler Family Foundation		Oracle Institutional Partners, L.P.

By:	/s/ Jack Schuler	By:	/s/ Larry N. Feinberg
Name:	Jack Schuler	Name:	Larry N. Feinberg
Title:	President	Title:	General Partner

Address for Notices:		Address for Notices:

Jack W. Schuler Living Trust		Oracle Partners, L.P.

By:	/s/ Jack Schuler	By:	/s/ Larry N. Feinberg
Name:	Jack Schuler	Name:	Larry N. Feinberg
Title:	Trustee of the Jack W. Schuler Living Trust	Title:	General Partner

Address for Notices:		Address for Notices:

[Signature Page to Assignment and Assumption Agreement]

SCHEDULE I

Assignors and Assignees

Assignors	Assignee	Shares Purchased	Total Subscription Price
Jack W. Schuler Living Trust The Schuler Family Foundation	Oracle Institutional Partners, L.P., a Delaware limited partnership	119,047	US$1,999,989.60
Jack W. Schuler Living Trust The Schuler Family Foundation	Oracle Partners, L.P., a Delaware limited partnership	178,572	US$3,000,009.60
TOTAL		297,619	US$4,999,999.20